SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2010

UNITED INSURANCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

United Property & Casualty Insurance Companys (UPC), a wholly-owned subsidiary of United Insurance Holdings Corp. (the Company), has entered into a reimbursement contract for the 2010-2011 hurricane season, effective as of June 1, 2010, with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund (FHCF), and private reinsurers.

United Property & Casualty Insurance Company also secured excess of loss coverage totaling $127.2 million with private reinsurers effective June 1, 2010. When coupled with the protection provided by FHCF, UPC has reinsurance protection in excess of its estimated 1 in 100 year probable maximum loss. United Property & Casualty Insurance Company and its reinsurers are negotiating the deposit premium for the private reinsurance contract.

The private reinsurance contract provides coverage against severe weather events such as hurricanes, tropical storms and tornadoes. The FHCF contract provides coverage only against storms that are designated as hurricanes by the National Hurricane Center. Both contracts expire on May 31, 2011.

The FHCF contract divides our coverage into three layers: the Limited-Apportionment Company (LAC) layer, the Mandatory layer and the Temporary-Increase-in-Coverage-Limit (TICL) layer. Our FHCF Agreement allows for one reinstatement at no additional premium of the coverage provided by the LAC layer should losses resulting from one hurricane exhaust that coverage. The FHCF contract does not provide for reinstatement of the coverage provided by the Mandatory or TICL layers.

Under this contract, the FHCF will provide $362.1 million of aggregate coverage under the Mandatory and TICL layers for covered losses in excess of $112.5 million subject to 10% participation by UPC that will be reimbursed through private reinsurance. The FHCF LAC layer provides aggregate coverage of $20.0 million for all occurrences, while any single occurrence is limited to $10.0 million for covered losses in excess of UPC’s retention. For the first event, UPC retains $15 million of loss, but only retains $5 million of loss for the second and third storms. The premium for the FHCF contract will be approximately $30.7 million, payable in three installments in August, October and December 2010. The final attachment point, total coverage and cost will not be finalized until December 2010.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

(10.1) Florida Hurricane Catastrophe Fund Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida, effective June 1, 2010 and including Addenda 1 and 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Joseph R. Peiso
Name: Joseph R. Peiso
Title: Chief Financial Officer

Date: June 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Florida Hurricane Catastrophe Fund Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida, effective June 1, 2010 and including Addenda 1 and 2.